[Lattice Strategies Letterhead]

April 1, 2017

State Street Bank and Trust Company

200 Clarendon Street, 16th Floor

Boston, Massachusetts 02116

Attention: Sheila McClorey, Transfer Agent Vice President

Re:  HARTFORD FUNDS EXCHANGE-TRADED TRUST (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

The undersigned Trust hereby requests that State Street Bank and Trust Company (“State Street’”) act as Transfer Agent for the Trust and its two new series of shares to be known as the HARTFORD CORPORATE BOND ETF and the HARTFORD QUALITY BOND ETF, under the terms of the Transfer Agency and Service Agreement dated as of December 12, 2014 by and among State Street and each of the entities listed on Schedule A attached thereto (as amended, modified, or supplemented from time to time, the “Agreement”) and the Supplement to Transfer Agency and Service Agreement dated as of December 12, 2014 related thereto (the “Supplement”).  In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 3 of the Agreement.  Schedule A to the Agreement and Appendix A to the Supplement are hereby amended as set forth on Schedule A and Appendix A hereto, effective as of the effective date set forth below.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

HARTFORD FUNDS EXCHANGE-TRADED TRUST
on behalf of itself and:
HARTFORD CORPORATE BOND ETF
HARTFORD QUALITY BOND ETF

By:
Name:	Laura S. Quade
Title:	Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:	, Duly Authorized

Effective Date:

Schedule A

LIST OF TRUST(S) AND PORTFOLIO(S)

(as of April 1, 2017)

Hartford Funds Exchange-Traded Trust

Hartford Corporate Bond ETF

Hartford Quality Bond ETF

Lattice Strategies Trust

Hartford Multifactor Developed Markets (ex-US) ETF (f/k/a Lattice Developed Markets (ex-US) Strategy ETF)

Hartford Multifactor Emerging Markets ETF (f/k/a Lattice Emerging Markets Strategy ETF)

Hartford Multifactor Global Small Cap ETF (f/k/a Lattice Global Small Cap Strategy ETF)

Hartford Multifactor Low Volatility International Equity ETF

Hartford Multifactor Low Volatility U.S. Equity ETF

Hartford Multifactor REIT ETF (f/k/a Lattice Real Estate Strategy ETF)

Hartford Multifactor US Equity ETF (f/k/a Lattice US Equity Strategy ETF)

Appendix A

to

Supplement to Transfer Agency and Services Agreement

LIST OF TRUST(S) AND PORTFOLIO(S)

(as of April 1, 2017)

Hartford Funds Exchange-Traded Trust

Hartford Corporate Bond ETF

Hartford Quality Bond ETF

Lattice Strategies Trust

Hartford Multifactor Developed Markets (ex-US) ETF (f/k/a Lattice Developed Markets (ex-US) Strategy ETF)

Hartford Multifactor Emerging Markets ETF (f/k/a Lattice Emerging Markets Strategy ETF)

Hartford Multifactor Global Small Cap ETF (f/k/a Lattice Global Small Cap Strategy ETF)

Hartford Multifactor Low Volatility International Equity ETF

Hartford Multifactor Low Volatility U.S. Equity ETF

Hartford Multifactor REIT ETF (f/k/a Lattice Real Estate Strategy ETF)

Hartford Multifactor US Equity ETF (f/k/a Lattice US Equity Strategy ETF)